Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES 2014 FISCAL Q2 SALES INCREASE 3% SEQUENTIALLY;
NEW PRODUCTS DRIVE GROWTH

SAN JOSE, CA, October 16, 2013-- Xilinx, Inc. (Nasdaq: XLNX) today announced second quarter fiscal 2014 sales of $599 million, up 3% from the prior quarter and up 10% from the same quarter of the prior fiscal year. Second quarter fiscal 2014 net income was $141 million or $0.49 per diluted share; including a contingent litigation expense of $29 million, or $0.09 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.25 per outstanding share of common stock, payable on November 27, 2013 to all stockholders of record at the close of business on November 6, 2013.
Additional second quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q2 FY 2014	Q1 FY 2014	Q2 FY 2013	Q-T-Q	Y-T-Y
Net revenues	$598.9	$579.0	$543.9	3%	10%
Operating income	$163.8	$192.9	$148.1	-15%	11%
Net income	$141.5	$157.0	$123.4	-10%	15%
Diluted earnings per share	$0.49	$0.56	$0.46	-13%	7%

“Sales from Xilinx’s 28-nm products have once again exceeded our expectations, surpassing $80 million in the September quarter. Kintex™-7 sales were particularly strong during the quarter, driven by wired and wireless communication applications,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Additionally, gross margin was 69.5% in the September quarter, up from 65.5% in the same quarter of the prior year. This is the second consecutive quarter that the Company has reported a record gross margin and a strong testament to our on-going margin expansion efforts.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2 FY 2014	Q1 FY 2014	Q2 FY 2013	Q-T-Q	Y-T-Y
North America	31%	31%	28%	2%	22%
Asia Pacific	38%	36%	36%	11%	17%
Europe	22%	24%	26%	-6%	-7%
Japan	9%	9%	10%	3%	-5%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q2 FY 2014	Q1 FY 2014	Q2 FY 2013	Q-T-Q	Y-T-Y
Communications & Data Center	43%	44%	49%	2%	-3%
Industrial, Aerospace & Defense	38%	37%	32%	6%	32%
Broadcast, Consumer & Automotive	16%	16%	15%	5%	17%
Other	3%	3%	4%	-5%	-25%

Net Revenues by Product:

	Percentages			Growth Rates
	Q2 FY 2014	Q1 FY 2014	Q2 FY 2013	Q-T-Q	Y-T-Y
New	36%	30%	20%	22%	100%
Mainstream	34%	36%	47%	-4%	-22%
Base	27%	30%	29%	-5%	4%
Support	3%	4%	4%	-4%	0%

Products are classified as follows:

New products: Virtex®‐7, Kintex‐7, Artix™-7, Zynq™-7000, Virtex‐6, Spartan™‐6 products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q2 FY 2014	Q1 FY 2014	Q2 FY 2013

Annual Return on Equity (%)*	19	21	19
Operating Cash Flow	$255	$144	$197
Depreciation Expense	$14	$14	$14
Capital Expenditures	$8	$11	$8
Combined Inventory Days	102	105	109
Revenue Turns (%)	54	56	57

*Return on equity calculation: Annualized net income/average equities, including temporary equity

Highlights – September Quarter Fiscal 2014

•
The Vivado® Design Suite software, first introduced in April, 2012, continues to receive strong customer adoption.  Over 70% of our 28-nm designs are now using Vivado. Built from the ground up to address productivity bottlenecks in system-level integration and implementation, the Vivado Design Suite continues to lead the PLD industry in overall productivity, ease-of-use and system level integration capabilities; and remains the industry’s only software to support both programmable SOC and 3D designs.

•
Sales from Industrial and A&D increased 6% sequentially in the September quarter, representing a record 38% of total sales. Xilinx is benefiting from strong customer adoption of the 28-nm platform as well as the industry-wide shift to smarter vision applications such as intelligent imaging, surveillance and machine vision, which are pervasive throughout Industrial, Automotive, AVB and A&D.

•
Xilinx’s Zynq-7000 All Programmable SoC family continues to gain broad-based customer adoption. Initially targeting longer time-to-revenue markets such as Automotive and Industrial, the Zynq-7000 family is now participating in approximately 40% of wireless designs and is rapidly gaining traction in data center applications. Xilinx remains the only PLD Company generating material sales from a programmable SoC product.

Business Outlook – December Quarter Fiscal 2014

•	Sales are expected to be up 2% to down 2% sequentially.

•	Gross margin is expected to be approximately 69%.

•	Operating expenses are expected to be approximately $225 million, including $2 million of amortization of acquisition-related intangibles.

•	Other income and expenses are expected to be a net expense of approximately $9 million.

•	Fully diluted share count is expected to be approximately 291 million.

•	December quarter tax rate is expected to be approximately 13%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the September quarter financial results and management's outlook for the December quarter. The webcast and subsequent replay will be available in the Investor Relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 76692154. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter of fiscal 2014. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Form 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information visit www.xilinx.com.

#1351F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net revenues	$598,937	$578,955	$543,933	$1,177,892	$1,126,717
Cost of revenues	182,816	179,700	187,713	362,516	386,124
Gross margin	416,121	399,255	356,220	815,376	740,593
Operating expenses:
Research and development	125,002	111,541	113,887	236,543	235,334
Selling, general and administrative	96,339	92,387	91,928	188,726	188,129
Amortization of acquisition-related intangibles	2,418	2,418	2,319	4,836	4,467
Litigation and contingencies	28,600	—	—	28,600	—
Total operating expenses	252,359	206,346	208,134	458,705	427,930

Operating income	163,762	192,909	148,086	356,671	312,663
Interest and other expense, net	10,997	9,930	10,003	20,927	19,675
Income before income taxes	152,765	182,979	138,083	335,744	292,988
Provision for income taxes	11,304	25,956	14,646	37,260	39,720
Net income	$141,461	$157,023	$123,437	$298,484	$253,268
Net income per common share:
Basic	$0.53	$0.59	$0.47	$1.12	$0.97
Diluted	$0.49	$0.56	$0.46	$1.05	$0.93
Cash dividends per common share	$0.25	$0.25	$0.22	$0.50	$0.44
Shares used in per share calculations:
Basic	268,478	264,153	260,605	265,350	262,143
Diluted	290,685	280,291	270,265	284,270	272,182

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 28, 2013	March 30, 2013 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,264,065	$1,714,745
Accounts receivable, net	277,539	229,175
Inventories	183,708	201,250
Deferred tax assets and other current assets	75,894	152,469
Total current assets	2,801,206	2,297,639
Net property, plant and equipment	357,420	365,687
Long-term investments	1,436,781	1,651,033
Other assets	404,645	415,092
Total Assets	$5,000,052	$4,729,451

LIABILITIES , TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$357,060	$333,379
Deferred income on shipments to distributors	68,814	53,358
Deferred tax liabilities	126,211	51
Convertible debentures	930,085	—
Total current liabilities	1,482,170	386,788
Convertible debentures	—	922,666
Deferred tax liabilities	269,250	415,442
Other long-term liabilities	16,756	41,259
Temporary equity	359,549	—
Stockholders' equity	2,872,327	2,963,296
Total Liabilities, Temporary Equity and Stockholders' Equity	$5,000,052	$4,729,451

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012	September 28, 2013	September 29, 2012
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,976	$14,033	$14,151	$28,009	$28,754
Amortization	4,885	4,885	4,188	9,770	8,455
Stock-based compensation	23,060	20,954	19,246	44,014	36,854
Net cash provided by operating activities	254,943	144,209	197,370	399,152	360,316
Purchases of property, plant and equipment	8,441	11,301	7,636	19,742	15,978
Payment of dividends to stockholders	67,198	66,007	57,255	133,205	115,321
Repurchases of common stock	69,981	—	87,441	69,981	178,148
Proceeds from issuance of common stock to employees and excess tax benefit	110,925	33,957	28,627	144,882	37,654

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,858	$1,804	$1,473	$3,662	$3,201
Research and development	11,343	10,219	9,404	21,562	18,027
Selling, general and administrative	9,859	8,931	8,369	18,790	15,626